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                                                                     EXHIBIT 4.3




                          FIRST SUPPLEMENTAL INDENTURE,
                     AMENDMENT AGREEMENT, CONSENT AND WAIVER


         FIRST SUPPLEMENTAL INDENTURE, AMENDMENT AGREEMENT, CONSENT AND WAIVER, dated as of March 20, 1998, among (i) PLD TELEKOM INC. (formerly known as Petersburg Long Distance Inc.), a Delaware corporation (formerly an Ontario company, that became a Delaware corporate pursuant to Section 388 of the General Corporation Law of the State of Delaware pursuant to a Certificate of Domestication filed in Delaware on February 28, 1997) (the "Company"), as issuer, (ii) NWE CAPITAL (CYPRUS) LIMITED, a Cypriot corporation ("NWE Cyprus"), PLD ASSET LEASING LIMITED, a Cypriot corporation ("PLD Leasing"), PLD CAPITAL LIMITED, a Cypriot corporation ("PLD Capital"), WIRELESS TECHNOLOGY CORPORATIONS LIMITED, a British Virgin Islands corporation ("WTC"), and BALTIC COMMUNICATIONS LIMITED, a Russian joint stock company of the closed type ("BCL"), as Guarantors, (iii) CLAYTON WAITE, shareholder of NWE Cyprus as nominee of the Company, and APROPOS INVESTMENTS LTD., shareholder of PLD Leasing and PLD Capital as nominee of the Company, and (iv) THE BANK OF NEW YORK, a New York banking corporation ("BONY"), as trustee under the Indentures (as defined below), as collateral agent under the Company Senior Note Security Agreement, the PLD Leasing Security Agreement and the PLD Capital Security Agreement (as each term is defined below), as escrow agent under the PLD Leasing Escrow Account Agreement and the PLD Capital Escrow Account Agreement (as each term is defined below) and as collateral agent or escrow agent under the Other Collateral Documents (as defined below).

                                    RECITALS

         WHEREAS, the Company, NWE Cyprus, PLD Leasing, PLD Capital, WTC, BCL and BONY, as trustee thereunder (the "Senior Note Trustee"), have entered into the Indenture (the "Senior Note Indenture"), dated as of May 31, 1996, pursuant to which the Company issued $123,000,000 in principal amount at Stated Maturity of its 14% Senior Discount Notes due 2004 (the "Senior Notes"; capitalized terms used herein without definition have the respective meanings defined in the Senior Note Indenture as in effect on the date hereof);

         WHEREAS, the Company, NWE Cyprus, PLD Leasing, PLD Capital, WTC, BCL and BONY, as trustee thereunder (the "Convertible Note Trustee"), have entered into the Indenture (the "Convertible Note Indenture"; together with the Senior
Note Indenture, collectively the "Indentures"), dated as of May 31, 1996, pursuant to which the Company issued $26,500,000 in principal amount at Stated Maturity of its 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes");

         WHEREAS, the Company and BONY in its capacities as Senior Note Trustee and Convertible Note Trustee and as collateral agent thereunder (the "Senior Note Collateral Agent")
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have entered into the Company Senior Note Security and Pledge Agreement (the
"Company Senior Note Security Agreement"), dated as of May 31, 1996;

         WHEREAS, PLD Leasing and BONY in its capacities as Senior Note Trustee and Convertible Note Trustee and as collateral agent thereunder (the "PLD Leasing Collateral Agent") have entered into the Leasing Company Security and Pledge Agreement (PLD Leasing Limited) (the "PLD Leasing Security Agreement"), dated as of May 31, 1996;

         WHEREAS, PLD Capital and BONY in its capacities as Senior Note Trustee and Convertible Note Trustee and as collateral agent thereunder (the "PLD Capital Collateral Agent") have entered into the Leasing Company Security and Pledge Agreement (PLD Capital Limited) (the "PLD Capital Security Agreement"), dated as of May 31, 1996;

         WHEREAS, PLD Leasing and BONY in its capacities as Senior Note Trustee and Convertible Note Trustee and as escrow agent thereunder (the "PLD Leasing Escrow Agent") have entered into the Leasing Company Escrow Account Agreement (PLD Asset Leasing Limited) (the "PLD Leasing Escrow Account Agreement"), dated as of May 31, 1996;

         WHEREAS, PLD Capital and BONY in its capacities as Senior Note Trustee and Convertible Note Trustee and as escrow agent thereunder (the "PLD Capital Escrow Agent") have entered into the Leasing Company Escrow Account Agreement (PLD Capital Limited) (the "PLD Capital Escrow Account Agreement"), dated as of May 31, 1996 (collectively, the Indentures, the Company Senior Note Security Agreement, the PLD Leasing Security Agreement, the PLD Capital Security Agreement, the PLD Leasing Escrow Account Agreement and the PLD Capital Escrow Account Agreement are referred to herein as the "Amended Documents");

         WHEREAS, BONY in its capacities as Senior Note Trustee and Convertible Note Trustee and as collateral agent or escrow agent thereunder has entered into the NWE Cyprus Senior Note Security Agreement, the Company Senior Note Escrow Account Agreement, the Company Convertible Note Security Agreement (as defined in the Convertible Note Indenture) and the Company Convertible Note Escrow Account Agreement (as defined in the Convertible Note Indenture; the agreements referred to in this paragraph being herein collectively called the "Other Collateral Documents");

         WHEREAS, the parties desire to amend each of the Amended Documents, among other things, (i) to broaden the range of transactions by which the Company may cause Telecommunications Assets to be imported into Russia and Kazakstan, (ii) to permit funds retained in the Company Senior Note Escrow Account to be used (a) to collateralize letters of credit required in connection with the purchase of Telecommunications Assets, (b) to pay certain installation and other costs associated with the purchase of Telecommunications Assets and
(c) to pay for certain purchases of Telecommunications Assets by Technocom,
(iii) to make certain modifications to the Amended Documents that are appropriate as a result of the Company having


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ceased to be an Ontario company and its continuance as a Delaware corporation,
(iv) to permit (a) Leasing Companies to be formed under the laws of one of the United States of America and (b) the transfer of certain assets of PLD Leasing to a Leasing Company thus formed and (v) to modify certain provisions of the Senior Note Indenture relating to Indebtedness;

         WHEREAS, Section 9.2 of the Senior Note Indenture provides that the parties thereto may amend or supplement the Senior Note Indenture with the written consent of the holder or holders of at least the requisite percentage in aggregate principal amount at Stated Maturity of the outstanding Senior Notes;

         WHEREAS, Section 9.2 of the Convertible Note Indenture provides that the parties thereto may amend or supplement the Convertible Note Indenture with the written consent of the holder or holders of at least the requisite percentage in aggregate principal amount at Stated Maturity of the outstanding Convertible Notes;

         WHEREAS, the Amended Documents other than the Indentures provide that any amendment thereof shall be effective only if made in compliance with all of the terms and provisions of the Indentures;

         WHEREAS, all acts and things prescribed by the Indentures, by law and by the Certificate of Incorporation and the Bylaws of the Company, of the Guarantors and of BONY necessary to make this First Supplemental Indenture, Amendment Agreement, Consent and Waiver a valid instrument legally binding on the Company, the Guarantors and BONY in the several capacities in which it is a party hereto, in accordance with its terms, have been duly done and performed;

         WHEREAS, the written consents to the amendments, supplements and waivers to the Amended Documents have been obtained from the holders of not less than the requisite percentage in aggregate principal amount of each of the outstanding Senior Notes and Convertible Notes; and

         WHEREAS, all conditions precedent to amend or supplement the Indentures have been met;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Effect of this First Supplemental Indenture, Amendment Agreement, Consent and Waiver. This First Supplemental Indenture, Amendment Agreement, Consent and Waiver is supplemental to the Amended Documents and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the respective Amended Documents for any and all purposes. Except as specifically modified herein, the Amended Documents, the Other Collateral Documents, the Senior Notes and the Convertible Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.


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         SECTION 2. Amendments to the Amended Documents. Each of the Amended
Documents (including any schedules thereto) are hereby amended by deleting the words "Telecommunications Asset Lease" and "Telecommunications Asset Leases" wherever such words appear and substituting in their place, respectively, the words "Telecommunications Asset
Agreement" and "Telecommunications Asset Agreements".

         SECTION 3.  Additional Amendments to Both Indentures.

         (A) The definitions of the terms "Aggregate Unused Proceeds" and "Five Year Date" in Article I of both Indentures are hereby deleted.

         (B) The definition of the term "Asset Sale" in Article I of both Indentures is hereby amended by deleting the word "and" immediately preceding clause (vi) thereof and inserting a comma in its place and adding new clause
(vii) reading as follows:

         and (vii) a Disposition by PLD Leasing pursuant to Section 8 of the First Supplemental Indenture of all of its assets to a newly-formed Leasing Company formed under the laws of one of the United States of America.

         (C) The first sentence of the definition of the term "Leasing Company" in Article I of both Indentures is hereby amended in its entirety to read as follows:

                  "Leasing Company" means a special purpose corporation formed under the laws of Cyprus or of one of the United States of America which is a Guarantor and a Wholly-Owned Restricted Subsidiary organized for the limited purpose of (i) acquiring Telecommunications Assets and leasing or selling them pursuant to Telecommunications Asset Agreements to Restricted Subsidiaries in transactions in which the monetary consideration for such Telecommunications Assets is paid immediately or is payable over time by such Restricted Subsidiaries and/or (ii) making Qualified Investments permitted by this Indenture.

         (D) The definition of "Permitted Liens" in Article I of both Indentures is hereby amended by revising clauses (xvi) and (xvii), each in its entirety, to read as follows:

         (xvi) Liens in favor of a Restricted Subsidiary which is a lessor or seller of Telecommunications Assets under a Telecommunications Asset Agreement securing a sublease or re-sale of such Telecommunications Assets to another Restricted Subsidiary; (xvii) Liens securing reimbursement obligations with respect to bona fide letters of credit that encumber documents and other Property (including, without limitation, the proceeds of funds withdrawn from the Company Senior Note Escrow Account) relating to such letters of credit and the products and proceeds thereof, provided that such reimbursement obligations secured by funds withdrawn from the Company Senior Note Escrow


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         Agreement shall not be otherwise secured with Property of the Company or any Restricted Subsidiary;

by deleting the word "and" at the end of clause (xvii) thereto, deleting the period and inserting a semicolon at the end of clause (xviii) thereto and adding a new clause (xix) thereto reading as follows:

         and (xix) Liens securing the Indebtedness referred to in clause (xiv) of Section 4.9(b) hereto.

         (E) Article I of both Indentures is hereby amended by adding new definitions in alphabetical order reading as follows:

                  "First Supplemental Indenture" means the First Supplemental Indenture, Amendment Agreement, Consent and Waiver, dated as of March 20, 1998, among the Company, the Guarantors, Clayton Waite, Apropos Investments Ltd. and The Bank of New York, as Senior Note Trustee, Convertible Note Trustee and collateral agent or escrow agent under certain Collateral Documents.

                  "Teleport" means Teleport-TP, a Russian joint stock company of the closed type.

         (F) Section 2.7 of both Indentures is amended by deleting "either" and "made prior to the day following the Five Year Date or is" in the proviso to the third paragraph thereof.

         (G) Subsection (b) of Section 2.13 of both Indentures is hereby deleted, and subsection (c) thereof is hereby amended by changing the letter "(c)" at the beginning thereof to "(b)".

         (H) Section 4.8(b)(iii) of both Indentures is hereby amended by adding the words "or sold in a transaction in which the monetary consideration therefor is paid immediately or is payable over time" after the word "leased" appearing in the fifth line thereof.

         (I) Sections 4.23(a) of the Senior Note Indenture and 4.15(a) of the Convertible Note Indenture, respectively, each is hereby amended to read as follows:

                  (a) Each Leasing Company shall at all times remain a special purpose corporation formed under the laws of Cyprus or of one of the United States of America which is a Guarantor and a Wholly-Owned Restricted Subsidiary with corporate organizational documents containing the provisions set forth in Schedule 1.1(b) attached hereto. Any newly-formed Leasing Company formed under the laws of one of the United States of America to which assets owned by PLD Leasing are transferred pursuant to Section 8 of the First Supplemental Indenture shall become a party to this Indenture as a Guarantor and shall execute a security agreement substantially in the form of a Leasing


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         Company Security Agreement and an escrow agreement substantially in the form of a Leasing Company Escrow Account Agreement, which shall create Liens on all Collateral subject thereto having the same perfection and priority as the Liens created, respectively, by the Leasing Company Security Agreement and the Leasing Company Escrow Account Agreement to which PLD Leasing is a party, and the Company shall comply with the provisions of this Indenture and Section 8 of the First Supplemental Indenture relating to the Capital Stock of such newly-formed Leasing Company and any Intercompany Notes issued by it. Following such transfer, PLD Leasing shall be wound up as promptly as practicable under applicable law.

         (J) Section 11.1 of both Indentures is hereby amended by adding a new sentence immediately after the fourth sentence thereof reading as follows:

         Without limiting the generality of the foregoing, in the event that Telecommunications Assets that constitute Collateral and are owned by an Operating Company become immovable property (within the meaning of the Russian Civil Code), the Company and each Guarantor will cause the ownership of such Telecommunications Assets by such Operating Company and the security interest therein held by the relevant Leasing Company to be registered with the relevant City Bureau for the Registration of Transactions with Immovable Property and Ownership Title of Immovable Property (or any governmental agency succeeding to its functions).

         (K) Clauses (ii) and (iii) of Section 11.4(c) of the Senior Note Indenture and Section 11.8(c) of the Convertible Note Indenture, respectively, each is hereby amended in its entirety to read as follows:

                  (ii) the applicable Leasing Company utilizes such funds (except for funds to be utilized for Qualified Investments to the extent permitted by this Indenture) to purchase, or to collateralize a bona fide letter of credit in favor of the supplier thereof in connection with the purchase of, Telecommunications Assets and in connection therewith to pay associated freight, insurance, export and import license, customs, value added tax, installation and software license (provided such license relates to software required to operate such Telecommunications Assets) costs required to be paid under, or in order to implement the contract(s) for the purchase of, such Telecommunications Assets ("Associated Soft Costs") contemporaneously with such purchase of Capital Stock or intercompany loan, as applicable, from a supplier located in the United States, Canada, Western Europe (including Scandinavia), Israel, Japan, Taiwan and South Korea, provided that the amount of such funds utilized to pay for Associated Soft Costs shall not be greater than 15% of the purchase price of the related Telecommunications Assets, and provided, further, that any funds utilized to collateralize such a letter of credit and not used to reimburse the issuer thereof shall, upon release of such funds, promptly be deposited in the Company Senior Note Escrow Account;



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                  (iii) the applicable Leasing Company contemporaneously enters into a Telecommunications Asset Agreement covering such Telecommunications Assets with a Restricted Subsidiary or a Qualified Joint Venture requiring such Restricted Subsidiary or Qualified Joint Venture to pay for such Telecommunications Assets and Associated Soft Costs;

         (L) Subsections (c)(v) and (e)(x)(v) in Section 11.4 of the Senior Note Indenture and Section 11.8 of the Convertible Note Indenture, respectively, are each hereby amended by adding the words "or buyer in a transaction in which the monetary consideration therefor is paid immediately or is payable over time" after the word "lessee" appearing in the second lines thereof.

         (M) Section 11.4(c) of the Senior Note Indenture and Section 11.8(c) of the Convertible Note Indenture, respectively, each is hereby amended by adding to clause (x) of the penultimate sentence thereof, after the word "above" and before the words "in form", the following:

         and, in the case of a Telecommunications Asset Agreement that is an installment sale agreement, to the effect that the Restricted Subsidiary or Qualified Joint Venture that is a party thereto has no provisions in its charter restricting its corporate power and authority and has obtained all necessary corporate approvals to enter into and perform such Telecommunications Asset Agreement,

, by adding a parenthetical clause after the word "Trustee" at the end of such clause (x) reading as follows:

         (and where the opinion involves a Qualified Joint Venture, counsel providing the Opinion of Counsel may rely, where necessary, on a legal opinion of counsel of the Qualified Joint Venture)

and by adding a new sentence at the end thereof reading as follows:

         In the event that a license from the Central Bank of the Russian Federation is or becomes required by law or interpretation thereof having the force of law in respect of any such Telecommunications Asset Agreement, the Company promptly shall obtain such license or cause such license to be obtained.

         (N) Section 11.4(g) of the Senior Note Indenture and Section 11.8(g) of the Convertible Note Indenture, respectively, are each hereby amended by adding the words "or buyer in a transaction in which the monetary consideration therefor is paid immediately or is payable over time" after the word "lessee" appearing in the third, sixth and eleventh lines thereof and by deleting the word "Leases" in the fourth line thereof and inserting in its place the word "Agreements".


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         (O) Sections 1, 2, 4 and 5 of Schedule 1.1(b) to both Indentures (as hereby renumbered) are each hereby amended by inserting "or Certificate of Incorporation" after "Memorandum of Association" and "or bylaws" after "Articles of Association" in the first sentence thereof.

         (P) Clause (a) of Section 1 of Schedule 1.1(b) to both Indentures is hereby amended by adding "or selling in a transaction in which the monetary consideration therefor is paid immediately or is payable over time" after the word "leasing" in the third line thereof.

         (Q) The second of the two sections of Schedule 1.1(b) to both Indentures numbered "4" is hereby renumbered "5", and the definition of the term "Telecommunications Asset Lease" appearing in Section 5 of both such Schedules 1.1(b) (as hereby renumbered) is hereby amended in its entirety to read as follows:

                  "Telecommunications Asset Agreement" means a lease or installment sale agreement where title is transferred to the buyer pursuant to which Telecommunications Assets that consist of equipment and rights acquired in connection with the lease or sale thereof (including, without limitation, software licenses) are leased or sold in a transaction in which the monetary consideration for such Telecommunications Assets is paid immediately or is payable over time by the company to a Restricted Subsidiary or Qualified Joint Venture in the Russian Federation and Kazakstan, provided that if the lessor or seller does not retain title to such Telecommunications Assets until payment of the full amount of the lease payments or purchase price due from the lessee or buyer, such Telecommunications Assets are subject to all necessary pledges, assignments, mortgages, trusts, liens or other security interests which are valid and perfected so as to create a first priority security interest under Russian or Kazak law, as applicable.

         SECTION 4.  Additional Amendments to the Senior Note Indenture.

         (A) The definition of "Technocom" in Article I of the Senior Note Indenture is hereby amended in its entirety to read as follows:

                  "Technocom" means Technocom Limited, an Irish company and a Restricted Subsidiary, provided that, in the event of any Disposition of all of Technocom's assets and liabilities as contemplated in clause
         (iv) of the definition of "Asset Sale" set forth in this Article I, "Technocom" shall mean the transferee in such Disposition.

         (B) The definition of the term "Telecommunications Asset Lease" in the Senior Note Indenture is hereby amended in its entirety to read as follows:

                  "Telecommunications Asset Agreement" means a lease or installment sale agreement where title is transferred to the buyer pursuant to which a Leasing Company


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         leases or sells, in a transaction in which the monetary consideration therefor is paid immediately or is payable over time, Telecommunications Assets that consist of equipment and rights acquired in connection with the lease or sale thereof (including, without limitation, software licenses) to a Restricted Subsidiary or Qualified Joint Venture in the Russian Federation and Kazakstan, which lease or installment sale agreement will be Collateral, provided that if the lessor or seller does not retain title to such Telecommunications Assets until payment of the full amount of the lease payments or purchase price due from the lessee or buyer, such Telecommunications Assets are subject to all necessary pledges, assignments, mortgages, trusts, liens or other security interests which are valid and perfected so as to create a first priority security interest under Russian or Kazak law, as applicable.

         (C) The definition of the term "Permitted Investment" in the Senior
Note Indenture is hereby amended by revising clause (viii) thereof in its entirety to read as follows:

         (viii) Investments by Restricted Subsidiaries which are lessees or buyers of Telecommunications Assets under Telecommunications Assets Agreements in transactions in which the monetary consideration for such Telecommunications Assets is paid immediately or is payable over time, provided that such Investments shall be made as a sublease or installment sale of the Telecommunications Assets subject to the Telecommunications Asset Agreement to which such Restricted Subsidiary is party as lessee or buyer,

         (D) The definition of the term "Revolving Credit Facilities" in the Senior Note Indenture is hereby amended in its entirety to read as follows:

                  "Revolving Credit Facilities" means credit facilities pursuant to which the borrower can increase or decrease at its option its borrowings under such facilities up to a specified maximum by making drawdowns and repayments and further drawdowns from time to time during the term of the facilities and for which the only liens are Liens on Receivables and Inventories to secure Indebtedness permitted to be incurred under clause (i) of Section 4.9(b) hereof; provided that a credit facility shall not be a Revolving Credit Facility for the purposes hereof where the purpose to which the borrowings are applied is limited directly or indirectly by the terms of such facility.

         (E) Section 3.7 of the Senior Note Indenture is hereby amended by deleting ", being the date following the Five Year Date" in the first sentence thereof.

         (F) Section 4.8(c) of the Senior Note Indenture is hereby amended (i) by deleting (a) "Subject to the limitations set out in Section 4.8(d) below" at the beginning thereof, (b) "Section 4.8(d) of" in the first proviso to the first sentence, (c) "subject to the limitations of Section 4.8(d) below" at the end of the penultimate sentence thereof and (d) "Subject to the limitations set out in
Section 4.8(d) below," at the beginning of the last sentence thereof, and (ii) by capitalizing the


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letters "I" and "T" in the words "if" and "the" immediately following the text so deleted, respectively, from the beginning and from the last sentence of such
Section 4.8(c).

         (G) Section 4.8(d) of the Senior Note Indenture is hereby deleted in its entirety and in its place there is hereby inserted the following:

                  (d) [Intentionally not used]

         (H) Section 4.8 (e) of the Senior Note Indenture is hereby amended by deleting "Subject to the provisions of Section 4.8(d) above," at the beginning thereof and by capitalizing the letter "W" in the word "within" immediately following the text so deleted.

         (I) Section 4.8(i) of the Senior Note Indenture is hereby amended by deleting the last sentence thereof.

         (J) Section 4.9(b) of the Senior Note Indenture is hereby amended by revising clauses (i), (v) and (x) thereof, each in its entirety, to read, respectively, as follows:

                  (i) the incurrence by the Company of Indebtedness under Revolving Credit Facilities in an aggregate principal amount, together with any Indebtedness then outstanding which was permitted to be incurred pursuant to clauses (x) and (xiv) below, not to exceed $25,000,000 at any one time outstanding, provided that such Indebtedness of the Company shall not be secured by Liens other than the Liens permitted by clause (vii) of the definition of "Permitted Liens" set forth in Article I hereof;

and

                  (v) Indebtedness of a Restricted Subsidiary constituting a sublease or installment sale to such Restricted Subsidiary from another Restricted Subsidiary of Telecommunications Assets leased or sold to such other Restricted Subsidiary pursuant to a Telecommunications Asset Agreement;

and

                  (x) Indebtedness of Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding, provided that the aggregate principal amount of all such Indebtedness at any time outstanding, together with Indebtedness then outstanding which was permitted to be incurred pursuant to clause (i) above and clause (xiv) below, shall not exceed $25,000,000;

by deleting the word "and" at the end of clause (xi) thereto, deleting the period and inserting a semicolon at the end of clause (xii) thereof and by adding new clauses (xiii), (xiv) and (xv) thereto reading as follows:


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                  (xiii) the incurrence of Indebtedness representing
         reimbursement obligations to issuers of bona fide letters of credit permitted by Section 11.4(c)(ii) hereof;

                  (xiv) the incurrence by the Company of Indebtedness under the Revolving Credit Note and Warrant Agreement, dated as of November 26, 1997, with The Travelers Insurance Company and The Travelers Indemnity Company, including all guarantees given in connection therewith, provided that such agreement is not changed or amended in any way except to conform the covenants thereof (and the related definitions of terms used therein) to the corresponding covenants (and related definitions) of this Indenture and the Convertible Note Indenture; and

                  (xv) Indebtedness of the Company or any Restricted Subsidiary constituting a guarantee of Indebtedness permitted to be incurred pursuant to clause (x) or (xi) above, provided that (A) any such guarantee by the Company shall not, for purposes only of clause (i) above, constitute "Indebtedness", and (B) any such guarantee by a Restricted Subsidiary (other than any guarantee referred to in clause
         (xiv) above) shall constitute "Indebtedness", including for the purposes of clause (i) above, and provided, further, that no such guarantee of Indebtedness incurred pursuant to clause (x) or (xi) above shall be secured by a Lien on Property of the Company or any Restricted Subsidiary.

         (K) Section 4.10 of the Senior Note Indenture is hereby amended by deleting subsection (b) thereof in its entirety, deleting "(a)" at the beginning of subsection (a) thereof, deleting all of the language following the word "Company" in the third line thereof and inserting in place thereof the following:

         other than the Notes or the Convertible Notes or except as expressly required by the Revolving Credit Note and Warrant Agreement referred to in clause (xiv) of Section 4.9 hereof.

         (L) Section 4.23 of the Senior Note Indenture is hereby amended by adding a new subsection (c) thereto reading as follows:

                  (c) Following any Disposition contemplated by the foregoing subsection (a) of this Section 4.23 and compliance by the Company with the terms thereof, the Trustee will release from the Lien of the Company Senior Note Security Agreement any Capital Stock or Intercompany Note issued by PLD Leasing that is subject to such Lien.

         (M) Section 10.1(a) of the Senior Note Indenture is hereby amended by deleting the following from the first sentence thereof:

         , together with each Restricted Subsidiary of the Company which in accordance with Section 4.10 is required in the future to guarantee the obligations of the Company and the


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
         Guarantors under the Notes, the Guarantees, the Collateral Documents and the Convertible Note Collateral Documents upon execution of a supplemental indenture,

         (N) Section 10.5(a) of the Senior Note Indenture is hereby amended by deleting "is required pursuant to Section 4.10(a) hereof to become a Guarantor" in the first sentence thereof and inserting in place thereof "that becomes a Guarantor (as defined in Section 1.1 hereof)".

         (O) Section 10.6(b) of the Senior Note Indenture is hereby amended by inserting after the words "Section 4.10 hereof" in the first sentence thereof "(prior to the amendment thereof by the First Supplemental Indenture)".

         (P) Clause (iv) of Section 11.4(c) of the Senior Note Indenture is hereby amended in its entirety to read as follows:

                  (iv) Liens on such Telecommunications Assets and Telecommunications Asset Agreement have been or are contemporaneously granted or assigned to the Trustee or a collateral agent for the benefit of the Trustee and the equal and ratable benefit of the Holders to secure the Notes, the Guarantees and the other obligations of the Company and the Guarantors under this Indenture and the other Collateral Documents and to secure any applicable Intercompany Note and, so long as the Convertible Notes remain outstanding for the benefit of the Convertible Note Trustee and the Holders of the Convertible Notes, to secure the Convertible Notes and the guarantees under the Convertible Note Indenture and the other obligations of the Company or the Guarantors under the Convertible Note Indenture and the Convertible Note Collateral Documents;

         (Q) Section 11.4(i) of the Senior Note Indenture is hereby amended by deleting the word "and" before clause (i) thereof and adding immediately before the proviso at the end thereof a new clause (j) reading as follows:

         and (j) upon the transfer of assets of PLD Leasing as contemplated by
         Section 4.23(a) of this Indenture and Section 4.15(a) of the Convertible Note Indenture;

         SECTION 5.  Additional Amendments to the Convertible Note Indenture.

         (A) The definition of "Technocom" in Article I of the Convertible Note Indenture is hereby amended in its entirety to read as follows:

                  "Technocom" means Technocom Limited, an Irish company and a Restricted Subsidiary, provided that, in the event of any Disposition of all of Technocom's assets and liabilities as contemplated in clause
         (iv) of the definition of "Asset Sale" set forth in this Article I, "Technocom" shall mean the transferee in such Disposition.

         (B) The definition of the term "Telecommunications Asset Lease" in
Article I of the Convertible Note Indenture is hereby amended in its entirety to read as follows:

                  "Telecommunications Asset Agreement" means a lease or installment sale agreement where title is transferred to the buyer pursuant to which a Leasing Company leases or sells, in a transaction in which the monetary consideration therefor is paid immediately or is payable over time, Telecommunications Assets that consist of equipment and rights acquired in connection with the lease or sale thereof (including, without limitation, software licenses) to a Restricted Subsidiary or Qualified Joint Venture in the Russian Federation and Kazakstan, provided that if the lessor or seller does not retain title to such Telecommunications Assets until payment of the full amount of the lease payments or purchase price due from the lessee or buyer, such Telecommunications Assets are subject to all necessary pledges, assignments, trusts, liens or other security interests which are valid and perfected so as to create a first priority security interest under Russian or Kazak law, as applicable.

         (C) The definition of the term "Revolving Credit Facilities" in Article I of the Convertible Note Indenture is hereby deleted.

         (D) Section 4.8(c) of the Convertible Note Indenture is hereby amended by deleting (i) "Subject to the limitations set out in Section 4.8(d) below," at the beginning thereof, (ii) "as is permitted to be so applied pursuant to
Section 4.8(d) of the Senior Note Indenture" in the first proviso to the first sentence, (iii) "subject to the limitations of Section 4.8(d) below" at the end of the penultimate sentence thereof and (iv) "and to the limitations set out in
Section 4.8(d) below," in the last sentence thereof, and by capitalizing the letter "I" in the word "if" immediately following the first such deletion.

         (E) Section 4.8(d) of the Convertible Note Indenture is hereby deleted in its entirety and in its place there is hereby inserted the following:

                  (d) [Intentionally not used]

         (F) Section 4.8 (e) of the Convertible Note Indenture is hereby amended by deleting "Subject to the provisions of Section 4.8(d) above," at the beginning thereof and by capitalizing the letter "W" in the word "within" immediately following the text so deleted.

         (G) Section 4.8(f) of the Convertible Note Indenture is hereby amended by deleting ", under Section 4.8(d) hereof" in the second line thereof.

         (H) Section 4.8(i) of the Convertible Note Indenture is hereby amended by deleting the last sentence thereof.

         (I) Section 4.9 of the Convertible Note Indenture is hereby amended by deleting subsection (b) thereof in its entirety, deleting "(a)" at the beginning of subsection (a) thereof, deleting all of the language following the word "Company" in the third line thereof and inserting in place thereof the following:

         other than the Notes or the Convertible Notes or except as expressly required by the Revolving Credit Note and Warrant Agreement, dated as of November 26, 1997, between the Company and The Travelers Insurance Company and The Travelers Indemnity Company.

         (J) Section 4.14 of the Convertible Note Indenture is hereby amended by deleting "commencing on the date following the Five Year Date" in subsection (a) thereof and deleting "(unless such Termination of Trading occurs prior to the Five Year Date, then on or before the 15th day after the Five Year Date)" in subsection (b) thereof.

         (K) Section 5.1 of the Convertible Note Indenture is hereby amended by deleting the semicolon at the end of clause (d) of the first paragraph thereof and inserting in its place a period and by deleting the following at the end of the such paragraph:

         provided that, notwithstanding any other provision of this Article V, the Company shall not engage in any amalgamation, consolidation, merger, sale or transfer on or prior to the Five Year Date which would result in the Holder of a Note not being entitled to convert such Note into any "Substituted Properties" as a result of the provision contained in Section 13.12;

         (L) Section 10.1(a) of the Convertible Note Indenture is hereby amended by deleting the following from the first sentence thereof:

         , together with each Restricted Subsidiary of the Company which in accordance with Section 4.9 is required in the future to guarantee the obligations of the Company and the Guarantors under the Notes, the Indenture and the Collateral Documents and the Senior Note Collateral Documents upon execution of a supplemental indenture,

         (M) Section 10.5(a) of the Convertible Note Indenture is hereby amended by deleting "is required pursuant to Section 4.9(a) hereof to become a Guarantor" in the first sentence thereof and inserting in place thereof "that becomes a Guarantor (as defined in Section 1.1 hereof)".

         (N) Section 10.6(b) of the Convertible Note Indenture is hereby amended by inserting after the words "Section 4.9 hereof" in the first sentence thereof "(prior to the amendment thereof by the First Supplemental Indenture)".

         (O) Clause (iv) of Section 11.8(c) of the Convertible Note Indenture is hereby amended in its entirety to read as follows:

                  (iv) Liens on such Telecommunications Assets and such Telecommunications Asset Agreement have been or are contemporaneously granted or assigned to the Trustee or a collateral agent for the benefit of the Trustee and the equal and ratable benefit of the Holders to secure the Notes, the Guarantees and the other obligations of the Company and the Guarantors under this Indenture and the other Collateral Documents and to secure any applicable Intercompany Note,

         (P) Section 13.12 of the Convertible Note Indenture is hereby deleted.

         SECTION 6. Additional Amendments to the PLD Leasing Security Agreement and the PLD Capital Security Agreement.

         (A) Section 11 of each of the PLD Leasing Security Agreement, the PLD Capital Security Agreement and the form of Leasing Company Security and Pledge Agreement attached as Exhibit I to the Senior Note Indenture is hereby amended by deleting the word "leased" appearing in the seventh line thereof.

         (B) Section 12(a)(ii) of each of the PLD Leasing Security Agreement, the PLD Capital Security Agreement and the form of Leasing Company Security and Pledge Agreement attached as Exhibit I to the Senior Note Indenture is hereby amended by adding the words "or buyer in a transaction in which the monetary consideration therefor is paid immediately or is payable over time" after the word "lessee" appearing in the fourth line thereof.

         SECTION 7. Use by Technocom of Escrowed Funds. The withdrawal of $8,000,000 of the net proceeds of the Senior Notes retained in the Company Senior Note Escrow Account to make a loan to Technocom evidenced by a promissory note (the "Technocom Note") that (x) is in the form of Exhibit A to this First Supplemental Indenture, Amendment Agreement, Consent and Waiver and (y) is secured by the Lien described in clause (D) below, which shall constitute Collateral, is hereby consented to if the following conditions are satisfied, and the Senior Note Trustee shall have received an Officers' Certificate of the Company and Technocom to such effect:

         (A) no Default or Event of Default has occurred and is continuing;

         (B) Technocom is utilizing such funds to make payments due under existing contracts, or contracts (including amendments to or extensions of existing contracts) to be entered into, for the purchase of Telecommunications Assets;

         (C) such Telecommunications Assets are leased or sold by Technocom to Teleport pursuant to agreement under which the monetary consideration therefor is paid immediately or is payable over time;

         (D) first priority Liens on (i) the Technocom Note have been or are contemporaneously granted to the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders to secure the Senior Notes, the Guarantees and the other obligations of the Company and the Guarantors under the Senior Note Indenture and the other Senior Note Collateral Documents and, so long as the Convertible Notes remain outstanding, for the benefit of the Convertible Note Trustee and the Holders of the Convertible Notes, to secure the Convertible Notes and the guarantees under the Convertible Note Indenture and the other obligations of the Company or the Guarantors under the Convertible Note Indenture and the Convertible Note Collateral Documents and (ii) such Telecommunications Asset Agreement have been or are contemporaneously granted to the Company to secure the Technocom Note;

         (E) Teleport has all licenses, registrations and permits necessary to operate the Telecommunications Assets subject to such Telecommunications Asset Agreement and the Telecommunications Business for which such Telecommunications Assets are intended to be utilized; and

         (F) appropriate Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the first priority Lien intended to be created therein and have been delivered to the Senior Note Trustee or the collateral agent.

The Company shall also deliver to the Senior Note Trustee (i) an Opinion of Counsel covering clauses (D), (E) and (F) above and, to the knowledge of counsel rendering such Opinion of Counsel without investigation, clause (A) above, in form and substance reasonably satisfactory to the Senior Note Trustee (provided that the opinion covering clause (A) above shall be given by Morgan, Lewis & Bockius LLP), and (ii) such other documents as may be required by the Collateral Documents to be delivered to the Senior Note Trustee or a collateral agent by the Company. If the foregoing conditions are satisfied, the funds representing the net proceeds of the Notes in the Company Senior Note Escrow Account may be withdrawn and utilized by Technocom to purchase the applicable Telecommunications Assets.

         SECTION 8. Transfer of Assets of PLD Leasing. The transfer of all of the assets of PLD Leasing (the "Transferred Assets") is hereby consented to if the following conditions are satisfied, and the Senior Note Trustee shall have received an Officers' Certificate of the Company to such effect:

         (A) no Default or Event of Default has occurred and is continuing;

         (B) PLD Leasing and the company to which it is transferring the Transferred Assets (the "Transferee") shall have entered into an assignment and assumption agreement pursuant to which PLD Leasing shall assign and transfer to the Transferee the Transferred Assets and the Transferee shall have assumed any liabilities of PLD Leasing related to the Transferred Assets, provided that such transfer shall not adversely affect the perfection or priority of any Lien on the Transferred Assets in favor of the Trustee or a collateral agent for the Trustee;

         (C) the Transferee shall have entered into Collateral Documents substantially in the form of the Collateral Documents to which PLD Leasing is a party;

         (D) first priority Liens on all capital stock of the Transferee, on all Intercompany Notes issued by the Transferee in favor of the Company and on the Transferred Assets, have been or are contemporaneously granted to the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders to secure the Senior Notes, the Guarantees and the other obligations of the Company and the Guarantors under the Senior Note Indenture and the other Senior Note Collateral Documents and, so long as the Convertible Notes remain outstanding, for the benefit of the Convertible Note Trustee and the Holders of the Convertible Notes, to secure the Convertible Notes and the guarantees under the Convertible Note Indenture and the other obligations of the Company or the Guarantors under the Convertible
Note Indenture and the Convertible Note Collateral Documents; and

         (E) PeterStar has all licenses, registrations and permits necessary to operate the Telecommunications Assets included in the Transferred Assets and the Telecommunications Business for which such Telecommunications Assets are intended to be utilized; and

         (F) appropriate Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the first priority Lien intended to be created therein and have been delivered to the Senior Note Trustee or the collateral agent.

The Company shall also deliver to the Senior Note Trustee (i) an Opinion of Counsel covering clauses (D), (E) and (F) above and, to the knowledge of counsel rendering such Opinion of Counsel without investigation, clause (A) above, in form and substance reasonably satisfactory to the Senior Note Trustee (provided that the opinion covering clause (A) above shall be given by Morgan, Lewis & Bockius LLP), and (ii) such other documents as may be required by the Collateral Documents to be delivered to the Senior Note Trustee or a collateral agent by the Company. The Company hereby undertakes that, promptly following the completion of the transfer referred to above, the Company shall cause PLD Leasing to be wound up.

         SECTION 9. Preliminary Agreement with PeterStar. The termination of the Preliminary Agreement dated October 7, 1996, between PeterStar and PLD Leasing relating to certain Telecommunications Assets and the related Equipment Lease dated as of October 1, 1996 between such parties (collectively, the "PeterStar Agreements") and the simultaneous execution of an agreement converting the PeterStar Agreements into a Telecommunications Asset Agreement in the form of an installment sale agreement where title is transferred to PeterStar covering such Telecommunications Assets, is hereby consented to if the following conditions are satisfied, and the Senior Note Trustee shall have received an Officers' Certificate of the Company to such effect:

         (A) no Default or Event of Default has occurred and is continuing;

         (B) first priority Liens on such Telecommunications Asset Agreement have been or are contemporaneously granted to the Senior Note Trustee or a collateral agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders to secure the Senior Notes, the Guarantees and the other obligations of the Company and the Guarantors under the Senior Note Indenture and the other Senior Note Collateral Documents and, so long as the Convertible Notes remain outstanding, for the benefit of the Convertible Note Trustee and the Holders of the Convertible Notes, to secure the Convertible Notes and the guarantees under the Convertible Note Indenture and the other obligations of the Company or the Guarantors under the Convertible Note Indenture and the Convertible Note Collateral Documents;

         (C) PeterStar has or has applied for all licenses, registrations and permits necessary to operate the Telecommunications Assets subject to such Telecommunications Asset Agreement and the Telecommunications Business for which such Telecommunications Assets are intended to be utilized; and

         (D) appropriate Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the first priority Lien intended to be created therein and have been delivered to the Senior Note Trustee or the collateral agent.

The Company shall also deliver to the Senior Note Trustee (i) an Opinion of Counsel covering clauses (B), (C) and (D) above and, to the knowledge of counsel rendering such Opinion of Counsel without investigation, clause (A) above, in form and substance reasonably satisfactory to the Senior Note Trustee (provided that the opinion covering clause (A) above shall be given by Morgan, Lewis & Bockius LLP), and (ii) such other documents as may be required by the Collateral Documents to be delivered to the Senior Note Trustee or a collateral agent by the Company.

         SECTION 10. Special Registration Payment. In addition to and not in limitation of the Company's obligation to pay Special Interest in the circumstances contemplated in the Registration Rights Amendment and the Notes, in the event that (i) Amendment No. 1 on Form S-4 to the Registration Statement on Form S-10 filed on August 9, 1996 with respect to the Senior Notes and Amendment No. 1 on Form S-3 to the Registration Statement on Form F-10 filed on August 9, 1996 are not both filed with the Commission on or prior to April 3, 1998 (hereinafter referred to as the "Filing Covenant"), or (ii) if both such Registration Statements are not declared effective by the Commission on or before May 15, 1998 (or, if the Commission shall have reviewed and commented on any such Registration Statement, on or prior to a date which is 60 days following the date on which the first such comments with respect to such

Registration Statement are received by the Company) (hereinafter referred to as the "Effectiveness Covenant"), then the Company shall pay the holders of the Senior Notes and the Convertible Notes their pro rata shares (based on the unpaid accreted principal amount of the Senior Notes and the unpaid amount of the Convertible Notes, collectively, the "Aggregate Unpaid Principal") on the business day immediately following the Company's default with respect to either the Filing Covenant or the Effectiveness Covenant and, so long as the Company shall remain in default thereunder, on the corresponding date in each third month thereafter, the sum of 1% of the then Aggregate Unpaid Principal (the "Special Fee"); provided that, in the event that the Company shall be in default simultaneously with respect to the Filing Covenant and the Effectiveness Covenant, and/or with respect to both Registration Statements, the Company shall only be obligated to pay one Special Fee in respect of all such defaults.

         SECTION 11. Trustee. Except as otherwise expressly provided herein and in the Indentures, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by BONY in the several capacities in which it is a party hereto by reason of this First Supplemental Indenture, Amendment Agreement, Consent and Waiver. This First Supplemental Indenture, Amendment Agreement, Consent and Waiver is executed and accepted by BONY in the several capacities in which it is a party hereto subject to all the terms and conditions set forth in the Amended Documents with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to BONY, in such capacities, with respect hereto.

         SECTION 12. APPLICABLE LAW. THIS FIRST SUPPLEMENTAL INDENTURE, AMENDMENT AGREEMENT, CONSENT AND WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 13. Counterparts. The parties may sign any number of counterparts or copies of this First Supplemental Indenture, Amendment Agreement, Consent and Waiver. Each signed counterpart or copy shall be an original, but all of such executed counterparts or copies together shall represent the same agreement.

         SECTION 14. Severability. In case one or more of the provisions in this First Supplemental Indenture, Amendment Agreement, Consent and Waiver shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, illegality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent provided by law.

         SECTION 15. Headings. The headings, the language preceding the text of the amendments and the sections in this First Supplemental Indenture, Amendment Agreement, Consent and Waiver have been inserted for convenience of reference only, are not considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereby have caused this First Supplemental Indenture, Amendment Agreement, Consent and Waiver to be duly executed as of the date first written above.


                                        PLD TELEKOM INC. (formerly known as
                                        Petersburg Long Distance Inc.)

                                        By:   E. Clive Anderson
                                              Senior Vice President

                                        By:   Clayton A. Waite
                                              V.P. -- Administration


                                        NWE CAPITAL (CYPRUS) LIMITED

                                        By:   Clayton A. Waite
                                              Director


                                        PLD ASSET LEASING LIMITED

                                        By:   E. Clive Anderson
                                              Authorized Representative


                                        PLD CAPITAL LIMITED

                                        By:   E. Clive Anderson
                                              Authorized Representative


                                        WIRELESS TECHNOLOGY CORPORATIONS
                                        LIMITED

                                        By:   E. Clive Anderson
                                              Authorized Representative

                                        BALTIC COMMUNICATIONS LIMITED

                                        By:   E. Clive Anderson
                                              Authorized Representative

                                        CLAYTON WAITE
                                        Signed by:  Clayton A. Waite


                                        APROPOS INVESTMENTS LTD.

                                        By:   E. Clive Anderson
                                              Authorized Representative


                                        THE BANK OF NEW YORK, as Senior Note
                                        Trustee, Convertible Note Trustee,
                                        Senior Note Collateral Agent, PLD
                                        Leasing Collateral Agent, PLD Capital
                                        Collateral Agent, PLD Leasing Escrow
                                        Agent, PLD Capital Escrow Agent and
                                        collateral agent or escrow agent under
                                        the Other Collateral Documents

                                        By:   Thomas E. Tabor
                                              Assistant Vice President

                                      EXHIBIT A TO FIRST SUPPLEMENTAL INDENTURE,
                                         AMENDMENT AGREEMENT, CONSENT AND WAIVER



                                 TECHNOCOM NOTE



U.S.$8,000,000.00                                           ______________, 1998



                  FOR VALUE RECEIVED, and intending to be legally bound, TECHNOCOM LIMITED, an Irish company having certificate number 183622 ("Payor"), hereby promises to pay to the order of PLD TELEKOM INC., a Delaware corporation ("Payee"), at the office of Payee at 680 Fifth Avenue, New York, New York, U.S.A., or at such other place as the holder hereof shall from time to time designate in writing, on _____________, 2001 (the "Maturity Date"), the principal amount of EIGHT MILLION U.S. DOLLARS (U.S.$8,000,000.00), in lawful money of the United States of America, together with interest on the outstanding principal balance hereof, in like money, determined in the manner set forth below.

                  Interest shall accrue on the outstanding principal balance hereof, at a rate equal to fourteen percent (14%) per annum, and shall be payable annually in arrears on the anniversary of the issue date set forth above in each year until the principal amount hereof has been paid in full.

                  If any installment of interest or principal is not paid when due, in addition to any other rights or remedies which Payee may have in respect thereof, Payor shall be obligated to pay Payee on demand an amount equal to five percent (5%) of the amount due.

                  In addition to any other amounts which may be payable hereunder, Payor shall also pay to Payee on demand all costs and expenses (including lawyers' fees and expenses) incurred in the enforcement of Payor's obligations hereunder and/or the collection of the amounts due hereunder.

                  The amounts due hereunder may be prepaid in whole or in part at any time and from time to time without premium or penalty. Any such prepayment will be applied against the payment(s) due hereunder in the reverse order in which they fall due.

                  All payments due hereunder shall be made net of any withholding taxes or other similar taxes or charges that are applicable. In the event that any payment hereunder is subject to withholding taxes or other similar taxes or charges, Payor shall increase the amount of such payment by such additional amount as is required, after taking into account the payment of such taxes or charges (and any additional taxes imposed on Payee as a result of receiving such additional amount), so as to enable Payee to receive an amount equal to the amount it would have received as payment from Payor had no such taxes or charges been required.

                  The obligations of Payor hereunder are secured by a security interest in the interest of Payor in certain equipment supplied by Scientific-Atlanta, Inc. and its rights under a certain lease of such equipment to Teleport-TP.

                  Payor hereby covenants and agrees with the holder hereof that, until such time as its obligations hereunder are discharged in full, it will not, without the prior written consent of Payee:

      1. transfer, convey, sell, lease or otherwise dispose of, in one transaction or a series of related transactions, (i) any shares of any subsidiary of Payor, or (ii) any assets of Payor or any subsidiary whose fair market value exceeds U.S.$1,000,000, other than in either case to Payee or another subsidiary of Payee (hereinafter referred to as a "Permitted Subsidiary");

      2. incur any indebtedness for borrowed money other than (i) to Payee or any Permitted Subsidiary, (ii) in connection with the lease or purchase of property or assets to be used in the business of Payor, or (iii) in connection with the refinancing of indebtedness outstanding on the date hereof or of indebtedness permitted hereby and incurred after the date hereof;

      3. guarantee the indebtedness of any other party other than Payee or any Permitted Subsidiary;

      4. create, assume or permit to exist any pledges over or other liens on any of its assets other than to secure any indebtedness or guarantee which is permitted under paragraphs 2 or 3 above;

      5. enter into any sale and leaseback transaction;

      6. issue any preferred shares other than to Payee or any Permitted Subsidiary;

      7. except as set forth in 9. below, restrict its ability to pay dividends on its shares;

      8. enter into any transaction of any kind with any of its directors, officers or employees, or any other person who has the power to direct the management or policies of Payor, or any party (other than Payee or any Permitted Subsidiary) which owns 10% or more of its shares, other than normal employment arrangements; or

      9. make any distribution on its shares (other than pro rata to all holders), purchase or redeem any of its shares, prepay any indebtedness, or make any form of investment (other than in equipment or other property in the ordinary course of business); or

      10. engage directly or indirectly in any business other than the telecommunications business.

                  Payor shall be in default hereunder upon the occurrence of any of the following events (each, an "Event of Default"):

                  (a) Payor fails to pay principal or interest (or any installment thereof), or any other amount due hereunder, on the due date thereof, and (other than in respect of any payment due on the Maturity Date) such default continues for a period of fifteen (15) days;

                  (b) Payor defaults with respect to any other covenant or agreement contained herein and fails to correct such default within ten (10) days after written notice from Payor, specifying the nature of the default;

                  (c) Payor defaults with respect to the payment of any other indebtedness, or payment of such indebtedness is accelerated by the holders thereof, and in either case the unpaid principal amount of such indebtedness exceeds U.S.$1,000,000;

                  (d) the entry by a court of competent jurisdiction of one or more final judgements against Payor or any subsidiary of Payor in an uninsured or unindemnified amount in excess of U.S.$1,000,000 which is not discharged, stayed or satisfied within sixty (60) days;

                  (e) the commencement by or against Payor or any subsidiary of any proceeding under any bankruptcy, insolvency or other law for the liquidation, winding up, reorganization, or rehabilitation of such entity , or for a composition with its creditors;

                  (f) the appointment of a custodian, receiver, liquidator, trustee or similar official for Payor or any subsidiary, or any substantial part of the assets of Payor or any subsidiary; and

                  (g) the nationalization or expropriation by any governmental authority, whether or not pursuant to applicable law, for a period likely to exceed thirty (30) days, of all or a substantial part of the assets of Payor or any subsidiary.

                  Upon the occurrence of an Event of Default, Payee may by written notice to Payor declare all amounts due under this Note to be immediately due and payable and, upon such declaration, all amounts due hereunder shall become and be immediately due and payable. In addition, Payee shall be entitled to exercise all other rights and remedies which it may have in respect of such Event of Default, whether pursuant to this Note, applicable law or otherwise, including in respect of any collateral upon which the obligations of Payor hereunder may be secured.

                  The terms and conditions contained herein shall bind Payor and its successors and assigns, and the benefits hereof shall inure to Payee and the successors and assigns of Payee.

                  Payee shall be permitted at any time to assign any or all of its rights, powers, privileges and benefits hereunder to any other party, whether absolutely or by way of collateral.

                  Payor waives presentment for payment, demand, notice of nonpayment, notice of protest, protest, and notice of dishonor of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

                   If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Payor hereunder in U.S. Dollars into another currency, the Payor agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Payee could purchase U.S. Dollars with such other currency at Citibank N.A., New York, New York, U.S.A., on the New York business day preceding that on which final judgment is given. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of a judgment or order of a court of any jurisdiction, or the enforcement thereof, in the winding-up or dissolution of the Payor or otherwise) by the Payee in respect of any sum expressed to be due to it from the Payor shall only constitute discharge of the Payor to the extent of the U.S. Dollar amount which the Payee is able to purchase with the amount so received or recovered in such other currency on the date of such receipt or recovery; provided that if it is not practicable to make such purchase on such date, such purchase shall be made on the first date on which is practicable to do so. If the amount of U.S. Dollars so purchased is less than the U.S. Dollar amount expressed to be due to the Payee hereunder, to the extent permitted by applicable law the Payor shall indemnify the Payee against any loss sustained by it as a result and, in any event, the Payor shall indemnify the Payee against the cost of making any such purchase. For the purposes of this paragraph, it shall be sufficient for the Payee to certify that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in such other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable). To the extent permitted by applicable law, the indemnities granted by this paragraph constitute a separate and independent obligation from the other obligations of the Payor hereunder and shall give rise to a separate and independent cause of action in favor of the Payee.

                  THIS NOTE AND ALL OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, U.S.A. PAYOR HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, U.S.A. IN ANY ACTION OR PROCEEDING WHICH


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
MAY BE BROUGHT AGAINST IT UNDER OR IN CONNECTION WITH THIS NOTE OR TO ENFORCE ANY COVENANT OR AGREEMENT CONTAINED HEREIN OR ANY LIABILITY OR OBLIGATION HEREUNDER, AND IN THE EVENT ANY SUCH ACTION OR PROCEEDING SHALL BE BROUGHT, PAYOR AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION. PAYOR FURTHER APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019, U.S.A., AS ITS AGENT FOR SERVICE OF PROCESS AND OTHER PLEADINGS IN ANY SUCH ACTION OR PROCEEDING. AT THE OPTION OF THE PAYEE, EXERCISABLE BY NOTICE TO THE PAYOR, ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS NOTE, OR THE BREACH HEREOF, SHALL BE SETTLED BY ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK CITY UNDER ITS COMMERCIAL ARBITRATION RULES, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

                  IN WITNESS WHEREOF, Payor has duly executed this Note as of the date set forth at the commencement hereof.


                                        TECHNOCOM LIMITED



                                        By:_________________________________
                                           Name:
                                           Title:



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